Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of October, 1997

Principal and Interest Collections

     Beginning Pool Balance                                    (1) $  156,045,678.42

     Beginning Pool Factor [(1)/$ 183,011,151.56]              (2)         0.8526567

     Principal Collected                                       (3) $    5,197,511.84

     Interest Collected                                        (4) $    1,265,346.94

          Less:  Accrued Interest Prior to Cut Off Date        (5)        803,214.67

          Less:  Additional Purchased Accrued Interest         (5a)             0.00

          Plus:  Purchased Accrued Interest -
                             End of Collection Period          (6)        774,019.55

        Net decrease/(increase) in Purchased
        Accrued Interest [(5)+(5a)-(6)]                        (7) $       29,195.12

          Plus:  "Non-Reimbursable Interest Payment"           (8)         15,694.44

                         Total Interest Received
                         [(4)-(5)-(5a)+(6)+(8)]                (9) $    1,251,846.26

     Additional Deposits
            (i)   Repurchase Amounts                           (10)             0.00
           (ii)   Liquidation Proceeds                         (11)        56,046.20
          (iii)   Yield Supplement Deposit Amount              (12)             0.00

     Total Additional Deposits  [(10)+(11)+(12)]               (13) $      56,046.20

     Total Available Funds [(3)+(9)+(13)]                      (14) $   6,505,404.30

     Defaulted Receivable Principal Balance  [(A1)]            (15) $     105,413.10

     Ending Pool Balance [(1)-(3)-(15)]                        (16) $ 150,742,753.48

     Ending Pool Factor [(16)/$ 183,011,151.56]                (17)        0.8236807




   Fleetwood Credit Receivables Corp.
   FLEETWOOD CREDIT 1997-A GRANTOR TRUST

   Servicer's Certificate
   For the Month of October, 1997

Distributions:
                                                          Class A        Class B           Total
Class Percentage                                            96.5%           3.5%            100%
Pool Factor (Ending Pool Balance)                       0.8236807      0.8236807       0.8236807
Class Coupon                                                6.64%          6.83%

October Beginning Pool Balance [(1)]              $150,584,079.68  $5,461,598.74 $156,045,678.42

October Ending Pool Balance [(16)]                $145,466,757.11  $5,275,996.37 $150,742,753.48

Collected Principal [(3)]                           $5,015,598.93    $181,912.91   $5,197,511.84

Collected Interest [(9)]                            $1,208,031.64     $43,814.62   $1,251,846.26

Other Collected Interest  [(9a)]                            $0.00          $0.00           $0.00

Additional Deposits [(10)+(11)]                        $54,084.58      $1,961.62      $56,046.20

Servicing Fee [(1.0%/12)x(1)]                        ($125,486.74)    ($4,551.33)  ($130,038.07)

Total Available Funds                               $6,152,228.41    $223,137.82   $6,375,366.23




Payments to Certficateholders:
Principal Distributable Amount [(1)-(16)]           $5,117,322.57    $185,602.37   $5,302,924.94
Interest Distributable Amount [(1)x(coupon/12)]       $833,231.91     $31,085.60     $864,317.51
    Total Payments to Certificateholders            $5,950,554.48    $216,687.97   $6,167,242.45

Reserve Fund payment                                        $0.00          $0.00           $0.00

Amount due Class B but paid to
  Class A (subordination)                                   $0.00

Class A Interest Carryover Shortfall                        $0.00
Class A Principal Carryover Shortfall                       $0.00
Class B Interest Carryover Shortfall                                       $0.00
Class B Principal Carryover Shortfall                                      $0.00
Amounts Remaining in the Certificate
   Account to be paid to the Seller                   $201,673.93      $6,449.85     $208,123.78

Memo:
   Principal Difference                               ($47,639.06)    ($1,727.84)   ($49,366.90)
   Interest Difference                                $249,312.99      $8,177.69     $257,490.68
   Total                                              $201,673.93      $6,449.85     $208,123.78


/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of October, 1997

Determination of the Servicer Letter of Credit Amount
     Number of Contracts - End of Month                            (45)          N/A

     Original number of contracts                                  (46)          N/A

     Percent of Original Contracts remaining
          [((45)/(46))x100]                                        (47)          N/A

     Original Servicer Letter of Credit Amount                     (48) $        N/A

     Revised Servicer Letter of Credit Amount
          [Lessor of [(48)x(47) or the Beginning
          Pool Balance (1)]                                        (49) $        N/A

     Prior Month Servicer Letter of Credit Amount
          [Previous Month (49)]                                    (50) $        N/A

     Servicer Letter of Credit Fee                                 (51) $        N/A

Yield Supplement Amount

     Receivables with coupon rates below 7.65%
          Principal Outstanding                                    (52) $        N/A
          Number of receivables                                    (53)          N/A
          Interest on the Receivables at their APR                 (54) $        N/A
          Interest due on the Receivables at the
              Pass-Through Rate                                    (55) $        N/A
          Yield Supplement Amount [(54)-(55)]                      (56) $        N/A

Defaulted Receivables

     Amount of principal and accrued interest due from
          Obligors on Defaulted Receivables
               Principal                                           (A1) $ 105,413.10
               Interest                                            (A2)     1,062.83
               Expense                                             (A3)     1,461.75

                       Total                                        (A) $ 107,937.68

          Less:   Liquidation Proceeds                              (B) $  56,046.20

     Realized Loss  [(A1)+(A2)-(B)]                                 (C) $  50,429.73

     Cumulative Losses  (Including Expenses)                        (D) $ 177,240.21
     Cumulative Loss Percentage  [(D)/$183,011,151.56]                         0.10%
          (Less than 1.5% ?)

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of October, 1997

Reconciliation of Reserve Fund

     Beginning Reserve Fund Balance                              (57) $ 3,901,141.96

          Plus:  Excess Amounts from Seller                      (57a)    208,123.78
          Plus:  Investment Earnings                             (57b)     18,308.28
          Less:  Reserve Fund Payments                           (58)           0.00
                         Subtotal Reserve Fund                        $ 4,127,574.02

         Plus:  Beginning Negative Carry Balance                 (58a)          0.00
          Plus:   Negative Carry Investment Earnings             (58b)          0.00
          Less:  Payment from Negative Carry                     (58c)          0.00

          Ending Negative Carry Balance                          (58d)          0.00

     Reserve Fund Prior to Payments to Seller                    (59) $ 4,127,574.02

     Required Reserve Fund Balance:
          (Lesser of 1 or 2)

      (1) Greater of:  $3,660,223 or 2.50% of the Ending Pool Balance
          (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
          Percentage exceeds 1.5%), or (2);

      (2) (18% - Subordination Fraction) x the Ending Pool Balance               NA

     Required Amount                                             (60) $ 3,768,568.84

     Amount of Excess Reserve released  [(59)-(60)]              (61) $   359,005.18
          (No Release to be made during Pre-funding period)


     Ending Reserve Fund Balance to be invested(including        (62) $ 3,768,568.84
          Negative Carry Balance)


     Reserve Fund Balance as a Percent
             of the Ending Pool Balance                          (63)          2.50%

     Interest Income on Reserve Fund for October, 1997
           from First Chicago                                    (64) $    18,308.28

     Interest Income on Negative Carry Balance for October, 1997
          from First Chicago                                    (65) $         0.00


Fleetwood Credit Receivables Corp.
  FLEETWOOD CREDIT 1997-A GRANTOR TRUST

  Servicer's Certificate
  For the Month of October, 1997

Reconciliation of Net Payment to the Trustee

Available Funds                                                        $6,505,404.30
   Servicing Fees                                                      ($130,038.07)
Total Available Funds                                                  $6,375,366.23

Total payments to Class A                                              $5,950,554.48
Total payments to Class B                                                $216,687.97

Reserve Fund:
    Excess from Seller [(57a)]                                           $208,123.78
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $6,375,366.23

Amounts Held by Trustee:
    Less:  Amount released from Reserve Fund
           in excess of $3,660,223 (Net of Reserve Fund payment)         $359,005.18
    Less:  Balance of Prefunded Account payable
                 to Certificateholders                                           N/A

           Less:  Amount paid from Negative Carry
                         Balance [(58c)]                                         N/A
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]                                  N/A
           Total Other Collected Interest                          (9a)          N/A

Total Amount Held by Trustee                                             $359,005.18

Net payment to the Trustee                                             $6,016,361.05

Reconciliation of Pre-Funding Account
Beginning Pre-Funded Amount                                        (70)          N/A
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                            (71)          N/A
    Plus:  Earnings on Pre-Funded Amount                           (72)          N/A
    Less:  Payment of Earnings                                     (73)          N/A

Ending Pre-Funding Amount                                          (74)          N/A

Account Activity
       Number of Accounts - Beginning of Month                                 5,061
            Less:  Account Paid Off / Repurchased                                113
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                        4,948
Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               6
      Aggregate Principal Balance Outstanding                             200,073.26

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of Ocotber, 1997

Delinquent Accounts
   Period of Delinquency                     Units      Amount       Percent of Pool

   30 - 59 days                                 9    $190,679.15          0.13%
   60 - 89 days                                 3      25,464.94          0.02%
   90 days or more                              1      92,891.50          0.06%
                Total                          13    $309,035.59          0.21% (A)

   Repossession Inventory                       6    $200,073.26          0.133%(B)

Delinquency Percentage
                                                                        Quarter
                                             OCT      NOV      DEC       Total (Avg)
   90 days or more  (000)                    $ 92.9    $ N/A   $ N/A      $ N/A

   Repossession Inventory (000)              $200.1    $ N/A   $ N/A      $ N/A

   Total                                     $293.0    $ N/A   $ N/A      $ N/A (A)

   Ending Pool Balance (mils)                $150.7    $ N/A   $ N/A      $ N/A (B)

   Delinquency Percentage (A)/(B)                                           N/A

Realized Loss Analysis
                                                                        Quarter
                                             OCT        NOV    DEC       Total
Realized Losses/(Recoveries)      (X)
         [(A1+(A2)-(B)]  (000)               $ 50.4    $ N/A   $ N/A    $ N/A (Sum)

Beginning Pool Balance (mils)      (Y)       $156.0    $ N/A   $ N/A    $ N/A (Avg)

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                  N/A

Realized Losses Since Inception (less than $2,745,168 ?)                 $173,304.91

Change in Realized Losses                                                $ 50,429.73

Proceeds from Insurance and Dealer Repurchases

   Proceeds received during the month from
         physical damage insurance                                             $0.00

   Proceeds received during the month from Dealer
         repurchase obligations relating to Defaulted Receivables              $0.00
